SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                                   Form 8-K

                                CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                   Securities and Exchange Act of 1934

           Date of Report (Date of earliest event reported)
                          January 27, 1998


                        Long Island Bancorp, Inc.
       (Exact Name of Registrant as Specified in its Charter)


     Delaware                          0-23526                 11-3198508
(State or Other Jurisdiction      (Commission File       (I.R.S. Employer
  of Incorporation)                   Number)              Identification No.)


201 Old Country Road
Melville, New York                                            11747-2724
(Address of Principal                                         (Zip Code)
  Executive Offices)


         Registrant's telephone number, including area code (516) 547-2000


                              Not Applicable
            (Former Name of Former Address, if Changed Since Last Report)

Item 1.           Changes in Control Registrant
                           Not Applicable

Item 2.           Acquisition or Disposition of Assets
                           Not Applicable

Item 3.           Bankruptcy or Receivership
                           Not Applicable

Item 4.           Changes in Registrant's Certifying Accountant
                           Not Applicable

Item 5.           Other Events
                           Press Release of Long Island Bancorp, Inc.
                              dated January 27, 1998

Item 6.           Resignations of Registrant's Directors
                           Not Applicable

Item 7.           Financial Statements and Exhibits
                           (a)  Not Applicable

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  LONG ISLAND BANCORP, INC.


                                   By:     /s/ Mark Fuster
                                   Name:   Mark Fuster
                                   Title:  Chief Financial Officer
                                           (principal financial and
                                            accounting officer)


Date:    January 27, 1998

LONG ISLAND BANCORP                 News Release
201 Old Country Road
Melville, New York  11747
                                    Contact:

                                    Roger Teurfs
                                    Corporate Secretary
                                    516-547-3030

                 LONG ISLAND BANCORP, INC. REPORTS FIRST QUARTER EARNINGS

         Melville, New York, January 27, 1998 - Long Island Bancorp, Inc. (NASDAQ: LISB), the holding company for The Long Island Savings Bank, FSB today reported record net income of $13.2 million or diluted earnings per share of $0.57 for the quarter ended December 31, 1997, representing the seventh consecutive quarter of increased earnings (excluding one-time charges). Net income for the same period in 1996 was $11.9 million, or $0.51 per share. Basic earnings per share for the three month period in 1997 and 1996 were $0.59 and $0.53, respectively.

    Commenting on the first quarter earnings, John J. Conefry, Jr., Chairman of the Board and Chief Executive Officer stated, "We are pleased to report a solid financial performance for the first quarter of the 1998 fiscal year. The Company reported an increase in net income over the prior quarter in a challenging interest rate environment. Despite the continued flattening of the yield curve, we managed to minimize the negative impact on the net interest margin. The Company maintained its focus on the continuing objectives of controlling costs and delivering attractive loan and savings products while retaining our focus on growing the core customer base."

Earnings Summary for the Quarter Ended December 31, 1997
--------------------------------------------------------

         Net interest income decreased by $1.3 million, or 3.2%, to $39.0 million during the quarter ended December 31, 1997 from $40.3 million in the same quarter of 1996. On a consecutive quarter basis net interest income declined marginally from $39.1 million for the quarter ended September 30, 1997 and is attributable to the continued flattening of the yield curve, coupled with higher level of average borrowed funds. These factors contributed to a decline the net interest margin to 2.67% for the quarter ended December 31, 1997 as compared with 2.77% for the quarter ended September 30, 1997. The Company continues to explore opportunities to lower its borrowing costs.

          The provision for possible loan losses remained constant at $1.5 million for the quarters ended December 31,1997 and 1996 as asset quality remained stable.

        Total non-interest income increased by $1.5 million, or 16.40%, to $10.3 million for the quarter ended December 31, 1997 compared with the same period in 1996. This increase is attributable to increases in net gains on asset sales of $2.1 million and an increase of $0.2 million in income from insurance and securities commissions. These increases were partially offset by decreases of $0.8 million in loan servicing fee income and $0.2 million in loan fees and service charges. The increased gains on asset sales is primarily due to the Company's mortgage banking activities and greater profits from the sale of MBS's. The decline in loan service fee income is due to the run off of higher yielding fees from previously securitized home equity loans and the replacement with lower yielding fees from one-to-four family loans serviced for others.

         Total G&A expense decreased by $1.5 million, or 5.5%, to $25.5 million for the quarter ended December 31, 1997 compared with the same period in 1996. Contributing to this decrease were reductions in federal insurance premiums of $1.1 million and advertising expense of $ 0.6 million. Federal insurance premiums decreased due to the 1996 enactment of the BIF/SAIF legislation. The Company continues its efforts to lower its G&A costs which have declined on average $1.0 million per quarter for the last two quarters.

         Income tax expense increased to $8.4 million for the quarter ended December 31, 1997 from $8.2 million for the 1996 quarter, primarily reflecting higher pre-tax income partially offset by a 200 basis point decline in the effective tax rate as a result of tax planning initiatives.

Balance Sheet Summary
---------------------

         Total assets at December 31, 1997 were $6.1 billion, an increase of $141.7 million since September 30, 1997. The growth in assets is attributable to increases of $153.5 million in investment in debt and equity securities, $77.3 million in cash and cash equivalents and $34.0 million in total net loans held for investment and sale. Loan volume for the quarter ended December 31, 1997 was $617.9 million (of which $4.8 million represents bulk purchases of loans). A portion of the growth in loans and cash and cash equivalents was funded by a reduction of $119.4 million in mortgage-backed securities.

         Total liabilities at December 31, 1997 were $5.5 million, an increase of $130.9 million since September 30, 1997. The increase in total liabilities primarily reflects an increase in borrowed funds of $112.5 million to $1.6 billion and an increase in deposit liabilities of $11.9 million to $3.7 billion at December 31, 1997.

         Stockholders' equity increased by $10.9 million to $557.3 million since September 30, 1997. The increase consists of earnings of $13.2 million, $1.4 million related to the Company's stock benefit plans and $0.1 million related to the exercise of stock options and the related tax benefits. These increases were offset by a decline of $0.5 million in unrealized gains on securities classified as available-for-sale, net of tax, and the declaration of $3.3 million in dividends. At December 31, 1997 book value per share amounted to $23.19.

        Certain reclassifications have been made to prior year amounts to conform to the current year presentation.


       Long Island Bancorp,Inc. is the holding company for The Long Island Savings Bank, FSB. The Long Island Savings Bank, FSB is a federally chartered FDIC-insured institution which serves its customers through 35 full service branch offices throughout Queens, Nassau and Suffolk counties.The Bank also operates mortgage loan offices across Long Island and in New Jersey, Pennsylvania, Maryland, Virginia, North Carolina, South Carolina and Georgia and has an Internet home page at the address: http://www.lisb.com.

                              (Financial tables attached)
         This document may contain forward looking statements based on current management expectations. The Company's actual results could differ materially from those management expectations. Factors that could cause future results to vary from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, the cost of funds, cost of federal deposit insurance premiums, cost of stock-based benefit plans, demand for loan products, demand for financial services, competition, changes in the quality or composition of the Company's loan and investment portfolios, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, products, services and prices. Additional factors are described in the Company's public reports filed with the Securities and Exchange Commission.



                                                LONG ISLAND BANCORP, INC.
                                                     AND SUBSIDIARY
                                     CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                            (In thousands, except share data)

                                                                                   December 31,          September 30,
                                                                                       1997                 1997
                                                                                 -----------------   -------------------
ASSETS
------
Cash and cash equivalents (including interest-earning assets of  $53,105 and
    $9,735, respectively)                                                        $        121,028    $           43,705
Investment in debt and equity securities, net:
      Available-for-sale                                                                  292,064               138,578
Mortgage-backed securities, net:
      Held-to-maturity (estimated fair value of
         $19,959 and $20,188, respectively)                                                21,957                22,223
      Available-for-sale                                                                1,689,292             1,808,471
Stock in Federal Home Loan Bank of New York, at cost                                       48,724                48,724
Loans held for sale                                                                       188,744               157,617
Loans receivable held for investment, net:
      Real estate loans, net                                                            3,330,109             3,333,185
      Commercial loans, net                                                                 9,393                 6,465
      Other loans, net                                                                    181,246               178,325
                                                                                 -----------------   -------------------
      Loans, net                                                                        3,520,748             3,517,975
      Less allowance for possible loan losses                                            (33,734)              (33,881)
                                                                                 -----------------   -------------------
      Total loans receivable held for investment, net                                   3,487,014             3,484,094
Mortgage servicing rights, net                                                             44,176                41,789
Office properties and equipment, net                                                       87,007                88,466
Accrued interest receivable, net                                                           33,299                35,334
Investment in real estate, net                                                             10,366                 9,103
Deferred taxes                                                                             16,529                16,547
Excess of cost over fair value of net assets acquired                                       4,961                 5,069
Prepaid expenses and other assets                                                          27,363                31,064
                                                                                 -----------------   -------------------
Total assets                                                                     $      6,072,524    $        5,930,784
                                                                                 =================   ===================

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Liabilities:
      Deposits                                                                   $      3,742,432    $        3,730,503
      Official checks outstanding                                                          53,533                26,840
      Borrowed funds,net                                                                1,613,934             1,501,456
      Mortgagors' escrow payments                                                          48,169                69,353
      Accrued expenses and other liabilities                                               57,203                56,257
                                                                                 -----------------   -------------------
Total liabilities                                                                       5,515,271             5,384,409
Stockholders' equity:
      Preferred stock ($0.01 par value, 5,000,000 shares authorized;
         none issued)                                                                         ---                   ---
Common stock ($0.01 par value,  45,000,000 shares  authorized;  26,816,464
         shares issued, 24,028,550 and 24,022,924 outstanding, respectively)                  268                   268
      Additional paid-in capital                                                          310,238               309,372
      Unallocated Employee Stock Ownership Plan                                          (17,887)              (18,079)
      Unearned Management Recognition & Retention Plan                                    (3,409)               (3,816)
      Unrealized gain on securities available-for-sale, net of tax                         12,444                12,947
      Retained income-partially restricted                                                329,522               319,756
      Treasury stock, at cost (2,787,914 and 2,793,540 shares, respectively)             (73,923)              (74,073)
                                                                                      -----------------   -------------------
Total stockholders'  equity                                                               557,253               546,375
                                                                                 -----------------   -------------------
Total liabilities and stockholders' equity                                       $      6,072,524    $        5,930,784
                                                                                 =================   ===================


                         LONG ISLAND BANCORP, INC.
                              AND SUBSIDIARY
                  CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share data)

                                                                 FOR THE THREE MONTHS ENDED
                                                                        DECEMBER 31,
                                                                ----------------------------
                                                                    1997           1996
                                                                -------------  -------------
Interest income:
   Real estate loans                                            $     65,339   $     59,159
   Commercial loans                                                      151            178
   Other loans                                                         4,296          3,904
   Mortgage-backed securities                                         28,579         28,999
   Debt and equity securities                                          6,152          3,730
                                                                -------------  -------------
        Total interest income                                        104,517         95,970
                                                                -------------  -------------
Interest expense:
   Deposits                                                           41,442         39,438
   Borrowed funds                                                     24,108         16,276
                                                                -------------  -------------
        Total interest expense                                        65,550         55,714
                                                                -------------  -------------
        Net interest income                                           38,967         40,256
Provision for possible loan losses                                     1,500          1,500
                                                                -------------  -------------
        Net interest income after provision for possible              37,467         38,756
        loan losses
                                                                -------------  -------------
Non-interest income:
   Fees and other income:
      Loan fees and service charges                                      838          1,006
      Loan servicing fees                                              2,584          3,382
      Income from insurance and securities commissions                   690            507
      Deposit service fees                                             1,453          1,528
                                                                -------------  -------------
        Total fee income                                               5,565          6,423
      Other income                                                       993            861
                                                                -------------  -------------
        Total fees and other income                                    6,558          7,284
                                                                -------------  -------------
   Net gains on sale activity:
      Net gains on loans and mortgage-backed securities                3,959          1,975
      Net gain (loss) on investment in debt and equity
      securities                                                         219             99
                                                                -------------  -------------
        Total net gains on sale activity                               4,178          2,074
   Net gain (loss) on investment in real estate and premises           (443)          (515)
                                                                -------------  -------------
        Total non-interest income                                     10,293          8,843

Non-interest expense:
   General and administrative expense:
      Compensation, payroll taxes and fringe benefits                 14,310         14,128
      Advertising                                                        607          1,255
      Office occupancy and equipment                                   5,489          5,397
      Federal insurance premiums                                         796          1,903
      Other general and administrative expense                         4,276          4,265
                                                                -------------  -------------
        Total general and administrative expense                      25,478         26,948
   Litigation expense - goodwill lawsuit                                 593            359
   Amortization of excess of cost over fair value of assets
    assets acquired                                                      108            110
                                                                -------------  -------------
        Total non-interest expense                                    26,179         27,417
                                                                -------------  -------------
Income before income taxes                                            21,581         20,182
Provision for income taxes                                             8,399          8,248
                                                                -------------  -------------
Net income                                                      $     13,182   $     11,934
                                                                =============  =============
Basic earnings per common share                                 $       0.59   $       0.53
                                                                =============  =============
Diluted earnings per common share                               $       0.57   $       0.51
                                                                =============  =============



(a) The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earning per Share" as of December 31, 1997. SFAS No.128 replaces primary earnings per share ("EPS") with basic EPS and fully diluted EPS with diluted EPS. Basic EPS is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution of options, warrants and convertible securities. Net income per common share amounts for periods prior to December 31, 1997, have been restated to reflect the adoption of SFAS No. 128.



                                                       LONG ISLAND BANCORP, INC.
                                                               AND SUBSIDIARY
                                                           AVERAGE BALANCE SHEET


                                                            FOR THE THREE MONTHS ENDED DECEMBER 31,
                                  ---------------------------------------------------------------------------------------------

                                                     1997                                            1996
                                  --------------------------------------------   ----------------------------------------------

                                                                 AVERAGE                                          AVERAGE
                                     AVERAGE                      YIELD\            AVERAGE                         YIELD\
                                     BALANCE       INTEREST        COST             BALANCE         INTEREST         COST
                                  --------------  ------------  --------------   --------------  -------------  ---------------

                                                                   (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS
Interest-earning cash
    equivalents                   $      67,104   $       920          5.44 %    $      58,388   $        766          5.20 %
Debt and equity securities
    and FHLB-NY stock, net (1)          328,775         5,232          6.37            213,001          2,964          5.57
Mortgage-backed securities,           1,762,043        28,579          6.49          1,693,945         28,999          6.85
net (1)
Real estate loans, net (2)            3,503,208        65,339          7.46          3,105,539         59,159          7.62
Commercial and other loans,             172,621         4,447         10.30            140,214          4,082         11.65
net (2)
                                  --------------  ------------  ------------     --------------  -------------  ------------
Total interest-earning assets         5,833,751       104,517          7.17          5,211,087         95,970          7.37
Other non-interest-earning              236,483                                        300,439
assets
                                  --------------  ------------                   --------------  -------------
Total assets                      $   6,070,234   $   104,517                    $   5,511,526   $     95,970
                                  ==============  ============                   ==============  =============

INTEREST BEARING LIABILITIES
Deposits, net                     $   3,795,388   $    41,442          4.33 %    $   3,708,611   $     39,438          4.22 %
Borrowed funds                        1,637,739        24,108          5.84          1,133,506         16,276          5.70
                                  --------------  ------------  ------------     --------------  -------------  ------------
Total interest-bearing                5,433,127        65,550          4.79          4,842,117         55,714          4.56
liabilities
Non-interest-bearing                     87,198                                        144,903
liabilities
                                  --------------                                 --------------
Total liabilities                     5,520,325                                      4,987,020
Total stockholders' equity              549,909                                        524,506
                                  --------------  ------------  ------------     --------------  -------------  ------------
Total liabilities and
stockholders'
  equity                          $   6,070,234   $    65,550                    $   5,511,526   $     55,714
                                  ==============  ------------                   ==============  -------------
Net interest income/spread (3)                    $    38,967          2.38 %                    $     40,256          2.80 %
                                                  ============  ============                     =============  ============
Net interest margin as %
    of interest-earning assets                                         2.67 %                                          3.09 %
    (4)
                                                                ============                                    ============
Ratio of interest-earning
assets to
    interest-bearing                                                 107.37 %                                        107.62 %
    liabilities
                                                                ============                                    ============


 (1)Debt and equity and mortgage-backed securities are shown including the average market value appreciation of $22.0 million and $15.8 million for the three months ended December 31, 1997 and 1996, respectively.
(2) Net of unearned discounts, premiums, deferred loan fees, purchase accounting discounts and premiums and allowance for possible loan losses, and including non- performing loans and loans held for sale. (3) Interest rate spread represents the difference between the average rate on interest-earning assets and the average cost of interest-bearing liabilities. (4) Net interest margin represents net interest income divided by average interest-earning assets.



                                                      LONG ISLAND BANCORP, INC.
                                                              AND SUBSIDIARY
                                                           FINANCIAL HIGHLIGHTS


                                                     At or for the Three Months
                                                        Ended December 31,
                                                  ----------------------------------

                                                      1997                1996
                                                  --------------     ---------------

Selected Financial Ratios: (a)
Return on average assets ......................          0.87%              0.87%
Return on average stockholders' equity  .......          9.59               9.10
Average stockholders' equity to average assets           9.06               9.52
Stockholders' equity to total assets  .........          9.18               9.13
Interest rate spread during period.............          2.38               2.80
Net interest margin............................          2.67               3.09
Operating expenses to average assets...........          1.68               1.96
Efficiency ratio...............................         55.96              56.68
Average interest-earning assets to average
interest- bearing                                      107.37             107.62
liabilities....................................
Net interest income to operating expenses .....         1.53x               1.49x

Selected Data:
Basic earnings per share.......................         $0.59              $0.53
Weighted average number of shares outstanding
for basic earnings per share computation (b)       22,295,110         22,695,520
Diluted earning per share....................           $0.57              $0.51
Weighted average number of shares outstanding
for diluted earnings per share computation (b)     23,179,000         23,476,384
Book value per share...........................        $23.19             $21.49
Number of shares outstanding for book value per
   share computation...........................    24,028,550         24,458,346
Cash dividends declared per share..............         $0.15              $0.15
Dividend payout ratio..........................        26.32%              29.41%

                                                                        At December 31,
                                                                  ----------------------------
                                                                     1997             1996
                                                                  ------------     -----------
Asset Quality Ratios:
Non-performing loans to total gross loans....................           1.24%           1.53%
Non-performing assets to total assets........................          0.89            1.08
Allowance for possible loan losses to non-performing loans...         73.47           63.64


Regulatory Capital at December 31, 1997 for The Long Island Savings Bank, FSB:


                                                      Regulatory                Regulatory                  Excess
                                                        Capital                  Capital                    Capital
                                                      Requirement                 Level                      Level

                                                     Amount  Percent        Amount      Percent        Amount      Percent
                                                                         (Dollars in thousands)
Tangible capital...........................        $ 90,811      1.50%     $442,895      7.32%         $352,084       5.82%
Core capital...............................         181,622      3.00       442,895      7.32           261,273       4.32
Risk-based capital.........................         241,101      8.00       476,629     15.82           235,528       7.82


(a) Ratios for the three months ended December 31, 1997 and 1996 were calculated on an annualized basis. (b) The weighted average common shares outstanding for periods prior to December 31,1997,have been restated to reflect the adoption of SFAS No. 128.



                                                LONG ISLAND BANCORP, INC.
                                                     AND SUBSIDIARY
                                                SUPPLEMENTAL INFORMATION
                                         SELECTED FINANCIAL DATA - CASH EARNINGS



                                                                      Three Months Ended
                                                                         December 31,
                                                                 ------------------------------

                                                                  1997               1996
                                                              --------------    ---------------
                                                             (In thousands, except per share data)

Net income ................................................... $    13,182              $    11,934

Add back selected non-cash items:
     Amortization of excess of cost over fair value
         of assets acquired...................................         108                      110

     Management Recognition & Retention Plan and
         Employee Stock Ownership Plan expense................       1,248                    2,140
                                                              --------------    --------------------

Cash earnings.................................................  $   14,538              $  14,184
                                                              ==============    ====================

Cash EPS (a).................................................    $    0.65              $    0.62
                                                              ==============    ====================



                                                                 At or for the Three Months
                                                                     Ended December 31,
                                                              ---------------------------------

                                                                  1997              1996
                                                              --------------    --------------
Selected Financial Ratios Based Upon Cash Earnings (b):

Cash return on average assets.................................       0.96%             1.03%
Cash return on average stockholders' equity...................     10.57             10.82
Cash return on average tangible stockholders' equity..........     10.67             10.92
Cash operating expenses to average assets.....................      1.59              1.80
Cash efficiency ratio.........................................     52.99             51.95
Net interest income to cash operating expenses................      1.62              1.63



(a) Cash EPS was calculated based on the weighted average number of shares outstanding for basic EPS computation. (b) Ratios for the three months ended December 31, 1997 and 1996 were calculated on an annualized basis.